EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-39072, 333-54017, 333-33555, 333-29725 and 333-90186 of CommScope, Inc. on
Form S-8 of our report dated June 6, 2003, appearing in this Annual Report on Form 11-K of CommScope, Inc. of North Carolina Employees Retirement Savings Plan for the year ended December 31, 2002.



/s/ Deloitte & Touche LLP

Hickory, North Carolina
June 23, 2003